Exhibit 16

 June 2, 2021

Securities and Exchange Commission
Washington, D.C. 20549

Commissioners:

We have read Waterstone Financial Inc.’s statements included under Item 4.01(a) of its Form 8-K filed on June 2, 2021 and we agree with such statements concerning our firm.